EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MyoKardia, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333- 207674) of MyoKardia, Inc. of our report dated March 18, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 18, 2016